POWER OF ATTORNEY


     I hereby appoint Robert B. Pomerenk, Kent M. Krudys, Richard B. Collins or Donald F. X. Lynch to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form ID, 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Messrs. Pomerenk, Krudys, Collins or Lynch in writing that his authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on November 1, 2005.
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                                        By   /s/ Dena M. Hall
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                                             Dena Hall


                            In presence of   /s/ Jennifer Shaw
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                                        at   West Springfield,  MA
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                                             City              State